Making a Significant Difference...

For the Better

Team Pharmacyclics continued to generate meaningful progress this past year. Whether you call it overcoming inertia, establishing momentum or a turning point, fiscal 2010 was that year for Pharmacyclics.



Bob Duggan
Chairman & CEO

BTK Inhibitor PCI-32765 Phase I data, as reported during a prestigious oral presentation at the 2010 American Society of Clinical Oncology (ASCO), provided compelling rationale for accelerating the investment we are making in this drug.

Based on its initial activity, tolerability, once a day oral dosing regimen and tumor response in non-Hodgkin's Lymphoma (NHL) and Chronic Lymphocytic Leukemia (CLL), we believe significant expansion of clinical trial activity is merited across several histologies, both as a single agent and prospectively in combination therapy.

Multiple additional opportunities for value creation exist in our small molecule product pipeline:

» Our FVIIa Inhibitor, PCI-27483, is currently being evaluated in a multicenter Phase I/II randomized study in patients with locally advanced or metastatic pancreatic cancer. As planned, we have completed the Phase I portion of this Phase I/II trial and have successfully advanced to Phase II. We anticipate completing enrollment of 46 patients by year end calendar 2011. The data of the Phase I portion has been submitted for presentation at the ASCO GI symposium in January 2011.

» In collaboration with our partner, Les Laboratoires Servier, we have made progress in opening, enrolling and executing multiple clinical trials of our HDAC Inhibitor, PCI-24781, for hematological malignancies and solid tumors. We continue to enroll patients in our Phase II lymphoma and sarcoma trials and we look forward to receiving clinical results from our collaborator in the coming calendar year 2011. Servier's strong global presence and commitment to patient betterment makes them an ideal partner, and this collaboration continues to hold longterm promise.

» In our earlier stage pipeline is our BTK Inhibitor PCI-45292. We are advancing PCI-45292 towards a planned midyear 2011 Investigational New Drug (IND) submission for autoimmune diseases.

pharmacyclics®

Targeted Medicine: Oncology & Autoimmune Diseases

Bruton's Tyrosine kinase (Btk) Inhibitors

- PCI-32765 - Oncology
  - First-in-human Btk Inhibitor in the clinic with remarkable data
- PCI-45292 - Autoimmune disease
  - Inhibitor with strong preclinical activity

Factor VIIa (FVIIa) Inhibitor

- PCI-27483 - Oncology
  - First small-molecule FVIIa Inhibitor in the clinic, targeting large unmet need

Histone deacetylase (HDAC) Inhibitor

- PCI-24781 - Oncology
  - Inhibitor with good clinical safety profile, well tolerated in patients with lymphoma and solid tumor malignancies


Program
Preclinical
Phase I
Phase II Prep.
Phase II
Phase III
BTK Inhibitors
PCI-32765 Lymphoma/CLL Ia
PCI-32765 CLL Ib
PCI-32765 CLL Combination w/ ofatumumab
PCI-32765 CLL Combination w/ Benda-R
PCI-32765 Mantle Cell
PCI-32765 DLBCL
PCI-45292 Autoimmune
HDAC Inhibitors
PCI-24781 Lymphoma
PCI-24781 Sarcoma
HDAC8
Factor VIIa Inhibitor
PCI-27483 Pancreatic Cancer
Motexafin Gadolinium
Glioblastoma
Fiscal 2009 Clinical Pipeline
Fiscal 2010 Clinical Pipeline

Strong Financial Position

Our balance sheet is strong. We finished our fiscal year with $74.1 M in cash, cash equivalents, and marketable securities and no long term debt.

Mid calendar year 2009 we initiated a shareholder rights offering. Approximately 380 Pharmacyclics shareholders chose to participate in this company sponsored equity offering. Gross proceeds were $28.8M as we sold 22,500,000 shares at $1.28 per share. Approximately one year later, mid year 2010, we raised an additional $52.4M via a company sponsored 8,054,968 share offering at $6.51 per share. We are pleased to report that investors participating included company insiders as well as new and existing institutional investors representing some of the leading institutional investors in biotechnology. In addition, we significantly raised our investment profile by being selected to join the Russell 3000 Index.

As a result, we are well positioned to advance our clinical development program, initiating additional trials and generating new data that we believe will lead to patient friendlier cancer treatment options in the future.

Fiscal Year 2010 Performance


PCYC
Dow Jones
NASDAQ
S&P
500%
400%
300%
200%
100%
0%
2009
Aug
Sep
Oct
Nov
Dec
2010
Feb
Mar
Apr
May
Jun
Volume
5M
4M
3M
2M
1M
From July 1, 2009 To June 30, 2010

Disease Indication Market Size

		Incidence	Prevalence
Non-Hodgkin's Lymphoma (NHL)	United States (2010)	56,000	438,325
Chronic Lymphocytic Leukemia (CLL)	United States (2010)	18,450	85,560
	Major Markets (2010)	35,720	166,210
Pancreatic Cancer	United States (2010)	37,360	24,920
	Major Markets (2010)	109,170	81,310

(Source: SEER 2005-2007, PatientBase 2010, Globocan 2008)

	Fiscal 2010 Completed Milestones as of 6/30/2010	Fiscal 2011 Milestones up to 6/30/2011
BTK Inhibitors PCI-32765	✔ Phase IA trial in NHL (56 patients) enrollment completed ✔ Oral ASCO presentation on Phase IA clinical data ✔ Phase IB trial in CLL/SLL initiated ✔ Oral AACR presentation on PCI-32765 in pancreatic model (preclinical) ✔ NCI initiated dosing of pre-typed ABC-DLBCL patients ✔ Mechanism of Action of Btk Inhibitor PCI-32765 published in PNAS article	• Results from Phase IB mono therapy trial in CLL/SLL • Initiation of Phase II CLL combination trials • Initiation of Phase II mantle cell lymphoma trial • Initiation of Phase II DLBCL trial • Three ASH oral presentations on PCI-32765
PCI-45292	✔ IND enabling studies initiated for PCI-45292 for autoimmune diseases	• Poster Presentation at ACR on PCI-45292 • File IND for PCI-45292 for autoimmune diseases
HDAC Inhibitor PCI-24781	✔ Enrollment of Phase II trial in lymphoma patients started ✔ Enrollment of Phase I/II trial in sarcoma patients started	• Continuation of enrollment of Phase II trial in lymphoma • Continuation of enrollment of Phase II trial in sarcoma
Factor VII Inhibitor PCI-27483	✔ Enrollment of Phase I/II trial in pancreatic cancer started	• Continuation of enrollment of Phase II portion of pancreatic cancer trial

ENCOURAGING RESULTS REPORTED AT ASCO: BTK Inhibitor PCI-32765

Bruton's Tyrosine Kinase (Btk) Inhibitor, PCI-32765, results from first in human Phase I trial were presented at an oral presentation at the American Society of Clinical Oncology (ASCO) annual meeting that took place in Chicago, Illinois in June 2010. These results were also presented at the European Hematology Association in Barcelona, Spain in June 2010. The presentations reported data from the ongoing open-label, dose-escalation study of PCI-32765 in recurrent B cell malignancies. In the first 6 dose cohorts, a total of 47 relapsed or refractory patients with a variety of B cell malignancies, including follicular lymphoma, chronic lymphocytic leukemia, small lymphocytic lymphoma, mantle cell lymphoma, diffuse large B cell lymphoma, and a variety of less common hematologic malignancies were enrolled. Forty-one of the enrolled patients were evaluable for tumor response and 47 patients for safety information as of August 31, 2010; their safety and efficacy results are reported below.

Efficacy Results by Histology Reported at ASCO 2010 (N=40)

	N	Complete Response	Partial Response	Stable Disease	Progressive Disease	NE	Evaluable RR %
Chronic/Small Lymphocytic Leukemia (CLL/SLL)	13	1	8	2		2	69%
Mantle Cell (MCL)	4	1	2	1			75%
Diffuse Large B Cell Lymphoma (DLBCL)	6		1	1	4		17%
Follicular Lymphoma (FL)	13		3	4	4	2	23%
Marginal (MZL)	4		1	1	1	1	25%
Total	40	2	15	9	9	5	

Evaluable Response Rate = 49% (17/35)
ITT Response Rate = 43% (17/40)

PCI-32765 Appears to be Well Tolerated ($\geq$ 5% Incidence) n = 47


% Incidence
100
80
60
40
20
0
Grade 3
Grade 2
Grade 1

Progress Since ASCO

Since ASCO significant progress has been made. Accrual of an additional cohort (n=9) of patients to the Phase I trial of PCI-32765 has been completed; we continue to be very encouraged by the activity, safety, and tolerability of PCI-32765 with extended follow-up of this trial. A high level summary of the safety and efficacy data from this ongoing Phase Ia trial as of Sept 8, 2010 is reported below. In addition, 41 patients in the recently initiated Phase Ib trial of PCI-32765 in CLL have been enrolled; some preliminary data from this trial will be reported at the American Society of Hematology (ASH) Annual Meeting in December 2010 in Orlando, Florida. Finally, Phase II trials to assess PCI-32765 in a variety of disease settings, both as a single agent and in combination with commonly used chemotherapies in hematologic malignancies, are in development.

Interest in PCI-32765 continues to be significant. The ASH Annual Meeting in December 2010 will feature two oral presentations of clinical data from these trials as well as oral and poster presentations of preclinical data.

Efficacy Update: September 8, 2010 (n=47)

	# of Pts	Complete Response	Partial Response	Stable Disease	Progressive Disease	NE	Evaluable RR*%
Chronic/Small Lymphocytic Leukemia (CLL/SLL)	15	1	8	4		2	69%
Mantle Cell (MCL)	4	2	1	1			75%
Diffuse Large B Cell Lymphoma (DLBCL)	8		3	1	4		38%
Follicular Lymphoma (FL)	15	1	4	3	4	3	42%
Marginal (MZL)	4		1	1	1	1	33%
Waldenstrom macroglobulinemia	1			1		1	0%

* RR (Response Rate) = 51% (21/41)
ITT (Intent to Treat) Response Rate = 45% (21/47)

Safety Update: September 8, 2010 (n=47)

Cohort	Dose (mg/kg)	# of Pts	Patients With Related Adverse Event: Grade I	Grade II	Grade III	Grade IV
I	1.25	7	6	5	0	0
II	2.5	9	6	5	3	2
III	5.0	6	5	3	0	0
IV	8.3	8	7	3	3	0
Continuous Dosing	8.3	10	7	1	1	0
V	12.5	7	5	3	1	0

Growth of Management Team and Board of Directors

Our expanding team of outstanding professionals along with their experience, knowledge, vision, purpose and willingness to assume responsibility for our success, remain our number one asset.

In August 2010, we welcomed Dr. Eric Hedrick as our Vice President of Oncology Development. Dr. Hedrick is a board-certified medical oncologist who received his medical degree from the University of Maryland School of Medicine. He served as resident and chief resident in Internal Medicine at Boston City Hospital, and completed a fellowship in Medical Oncology and Hematology at the Memorial Sloan-Kettering Cancer Center. Following completion of his fellowship, he joined the attending staff of the Hematology and Lymphoma Services at Memorial Sloan-Kettering Cancer Center, with a focus on clinical research in non-Hodgkin's lymphoma, myelodysplastic syndromes, multiple myeloma, and hematopoietic growth factors. Eric joined Genentech in 2000, where, over a period of nine years, he was responsible for multiple aspects of the drug development and post-marketing programs for rituximab (Rituxan®) and bevacizumab (Avastin®). As a Group Medical Director, he oversaw the development of Avastin in GI cancers and in liquid tumors. Since leaving Genentech in September 2009, Eric has among other things, served as a consultant with us on the development of PCI-32765. We are very pleased that he has joined us on a full time basis.

Pending shareholder approval, we anticipate adding three distinguished individuals to our Board of Directors: Dr. Gwen Fyfe (Former Vice President, Clinical Hematology/Oncology and Senior Staff Scientist at Genentech), Dr. Robert Booth (Former Senior Vice President responsible for research and early development activities in the therapeutic areas of inflammation and autoimmune disease at Roche; Former Chief Scientific Officer at Celera Genomics and currently CEO of Virobay) and Mr. Roy Hardiman (Former Vice President, Corporate Law at Genentech). (See proxy for full details)

I want to express my gratitude to Mr. Jason Adelman, Dr. Cynthia Bamdad and Dr. Glenn Rice for their service to Pharmacyclics as members of our board of directors. Without the encouragement and unwavering support each of these individuals provided us during a critical period in our existence, we would not have achieved our current promising outlook.

On behalf of all shareholders and our Board of Directors, I want to express the admiration we hold for the extraordinary achievements Team Pharmacyclics generated throughout fiscal year 2010. Our organizational skill, experience and willingness to be of service in the ever challenging arena of human healthcare bodes well for our collective future.

Robert W. Duggan
Chairman & CEO, Pharmacyclics

